Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Acurx Pharmaceutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Warrants	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Rights	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Units(2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	—	$21,060,777.13	0.0001531	$3,224.41	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Carry Forward Securities	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Carry Forward Securities	Equity	Warrants	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Carry Forward Securities	Equity	Rights	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Carry Forward Securities	Other	Units(2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	—	$28,939,222.87(3)	—	—	S-3	333- 265956	July 01, 2022	$ 4,635.00 (3)

	Total Offering Amounts					$50,000,000(1)		$7,655

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due							$3,020

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $50,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, reclassification, recapitalization, combinations or similar events or pursuant to anti-dilution provisions of any of the securities. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the securities registered under this registration statement, all the securities of a class, which includes the registered securities, are combined by a reverse stock split into a lesser number of securities of the same class, the number of undistributed securities of such class deemed covered by this registration statement shall be proportionately reduced. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities, warrants, or rights, in any combination, which may or may not be separable from one another.

(3)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, or the SEC, on July 1, 2022 (File No. 333-265956), or the Prior Registration Statement, which was declared effective on July 11, 2022, that registered $50,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $28,939,222.87 of unsold securities, or the Unsold Securities, that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $4,635.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $21,060,777.13 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.